As filed with the Securities and Exchange Commission on November 13, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mural Oncology plc

(Exact name of registrant as specified in its charter)

Ireland	98-1748617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10 Earlsfort Terrace

Dublin 2, D02 T380, Ireland

+353-1-905-8020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Caroline Loew, Ph.D.

Chief Executive Officer

Mural Oncology plc

852 Winter Street

Waltham, Massachusetts 02451

(781) 614-0100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber, Esq. Scott N. Lunin, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Christopher McLaughlin Arthur Cox LLP 10 Earlsfort Terrace Dublin 2, D02 T380, Ireland +353 1 920 1000	Maiken Keson-Brookes Mural Oncology plc 852 Winter Street Waltham, Massachusetts 02451 (781) 614-0100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 13, 2024

$300,000,000

PROSPECTUS

MURAL ONCOLOGY PLC

Debt Securities

Ordinary Shares

Preferred Shares

Subscription Rights

Warrants

Units

We may offer and sell securities from time to time in one or more offerings of up to $300,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our ordinary shares are listed on The Nasdaq Global Market under the symbol “MURA”.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our ordinary shares in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of November 13, 2024, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was approximately $63,316,163, based on 17,020,474 of our outstanding ordinary shares that were held by non-affiliates on such date and a price of $3.72 per share, which was the price per share at which our ordinary shares were last sold on The Nasdaq Global Market on October 16, 2024, calculated in accordance with General Instruction I.B.6 of Form S-3. During the 12 calendar months prior to and including the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in these securities involves significant risks. See the information included under the heading “Risk Factors” on page 5 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $300,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Mural Oncology plc, a public limited company incorporated in Ireland, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.muraloncology.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41837) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

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Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 26, 2024, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2024 Annual General Meeting;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May  14, 2024, August  13, 2024 and November 13, 2024, respectively;

•	Current Reports on Form 8-K as filed with the SEC on June 4, 2024, July 31, 2024, August 5, 2024, and September 23, 2024; and

•

The description of our share capital included under the heading “Description of Mural’s Share Capital” in the Information Statement filed as Exhibit 99.1 to our Registration Statement on Form 10, initially filed with the SEC on October 10, 2023, as the description therein has been updated and superseded by the description of our share capital contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 26, 2024, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Mural Oncology plc

Attention: Company Secretary

852 Winter Street

Waltham, MA 02451

(781) 614-0100

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements contained or incorporated by reference in this prospectus, other than statements of historical facts, including statements about future events, future financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations, are forward-looking statements that involve certain risks and uncertainties. Use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “affects,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions may identify forward-looking statements that represent our current judgment about possible future events, but the absence of these words does not necessarily mean that a statement is not forward-looking.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Forward-looking statements in this prospectus include statements about, among other things:

•	our post-Separation (as defined below) relationships with Alkermes plc (the “Former Parent” or “Alkermes”), third parties, collaborators and our employees;

•	our ability to operate as a standalone company and execute our strategic priorities;

•

the initiation, timing, progress, results, and cost of our research and development programs and our current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the periods during which the results of the trials will become available, and our research and development programs;

•	our ability to efficiently discover and develop product candidates;

•

our ability and the potential of third parties to successfully manufacture our drug substances and product candidates for preclinical use, for clinical trials, and on a larger scale, for commercial use, if approved;

•	the ability and willingness of our third-party strategic collaborators to continue research and development activities relating to our development candidates and product candidates;

•	our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	the safety profile and related adverse events of our product candidates;

•	our ability to commercialize our products, if approved;

•	the pricing and reimbursement of our products, if approved;

•	the implementation of our business model, and strategic plans for our business and product candidates;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

•	estimates of our future expenses, revenue, capital requirements, and our needs for additional financing;

•

the potential benefits of strategic collaboration agreements, our ability to enter into strategic collaborations or arrangements, and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	future agreements with third parties in connection with the commercialization of product candidates and any product, if approved;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our financial performance;

•	the rate and degree of market acceptance of our product candidates;

•	regulatory developments in the U.S. and relevant non-U.S. countries and the impact of U.S. and non-U.S. laws and regulations;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	our ability to manufacture, or have manufactured, our products or product candidates;

•	the success of competing therapies that are or may become available;

•	our ability to attract and retain key scientific or management personnel;

•	potential indemnification liabilities that we may owe to the Former Parent following the separation of its oncology business, resulting in our being a standalone public company (the “Separation”);

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the tax treatment of the Separation and the distribution of our ordinary shares to the Former Parent’s shareholders and the limitations imposed on us under the tax matters agreement that we have entered into with the Former Parent; and

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the impact of global economic and political developments on our business, including rising inflation and interest rates, capital market disruptions, bank failures, government shutdowns, economic sanctions and economic slowdowns or recessions that may result from such developments which could harm our research and development efforts as well as the value of our ordinary shares and our ability to access capital markets.

Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus and our other filings with the SEC. Any forward-looking statement made by us in this prospectus speaks only as of the date thereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

ABOUT MURAL ONCOLOGY PLC

We are a clinical-stage oncology business focused on discovering and developing immunotherapies that may meaningfully improve the lives of patients with cancer. By leveraging our core competencies in immune cell modulation and protein engineering, we have developed a portfolio of investigational cytokine therapies designed to address areas of unmet need for patients with a variety of cancers. Our lead product candidate, nemvaleukin alfa, is an investigational, engineered interleukin-2 (“IL-2”) cytokine designed to capture and expand the therapeutic benefits of high-dose recombinant human IL-2, while mitigating its hallmark toxicities. In our clinical proof of concept study, nemvaleukin generated durable responses as a single agent and in combination with pembrolizumab across a range of tumor types.

We are an Irish incorporated public limited company, which was established as a shelf company by our former parent, Alkermes plc, in May 2017 as a private company limited by shares and was de-shelved in 2023 to hold Alkermes’ oncology business in connection with our separation from Alkermes. On August 21, 2023, we altered our legal status under Irish law to that of a public limited company by re-registering as a public limited company and changing our name to Mural Oncology plc. Our separation from Alkermes was effective as of November 15, 2023. Our U.S. operations are conducted by our wholly-owned subsidiary Mural Oncology, Inc., a Delaware corporation.

Our principal executive offices are located at 852 Winter Street, Waltham, MA 02451, and our telephone number is (781) 614-0100.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include research and development costs, manufacturing and commercialization expenses, the acquisition or licensing of other products, businesses or technologies, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that Mural Oncology plc may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Mural Oncology plc excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or share capital, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•

the successor entity, if any, is a corporation, limited liability company, limited company, partnership, trust or similar entity in the United States, Ireland, Switzerland, the United Kingdom or any member state of the European Union;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into ordinary shares, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our ordinary shares or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of our ordinary shares or other securities issuable upon conversion.

No Personal Liability of Incorporators, Shareholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation, examinership or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital is intended as a summary only and therefore is not a complete description of our share capital. This description is based upon, and is qualified by reference to, our Memorandum and Articles of Association, or our Constitution, and applicable provisions of the Irish Companies Act 2014, or the Irish Companies Act. You should read our Constitution, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Capital Structure – Authorized and Issued Share Capital

Our authorized share capital consists of €25,000 and US$5,000,000 divided into 25,000 deferred shares of €1.00 each, 450,000,000 ordinary shares of US$0.01 each and 50,000,000 undesignated preferred shares of US$0.01 each. As of November 8, 2024, 17,080,352 ordinary shares were issued and outstanding and no preferred shares were issued and outstanding.

We may issue shares subject to the maximum authorized share capital contained in our Constitution. Our authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (referred to under Irish law as an “ordinary resolution”). As a matter of Irish law, the board of directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, after which it must be renewed by the shareholders by an ordinary resolution.

The rights and restrictions applicable to our ordinary shares are prescribed in our Constitution. Our Constitution permits our board of directors, without shareholder approval, to determine the terms of any preferred shares issued by us. Our board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares.

Irish law does not recognize fractional shares held of record. Accordingly, our Constitution does not provide for the issuance of fractional shares, and our official Irish register of members will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Under Irish law, certain statutory pre-emption rights apply automatically in favor of shareholders where shares are to be issued for cash. We opted out of these pre-emption rights in our Constitution for a five-year period commencing on October 26, 2023, as permitted under Irish law. Irish law requires this opt-out to be renewed at least every five years by a resolution approved by not less than 75% of the votes of our shareholders cast at a general meeting (referred to under Irish law as a “special resolution”). If the opt-out is not renewed, shares issued for cash must be offered to our existing shareholders on a pro rata basis to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition) and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or where shares are issued to employees pursuant to a stock option and incentive plan or similar equity plan.

Our Constitution provides that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which we are subject, our board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as our board of directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as our board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that a board of directors may issue share warrants or options without shareholder approval once authorized to do so by its constitution or an ordinary resolution of shareholders. We are subject to the applicable rules and regulations of the Nasdaq Global Market and the Internal Revenue Code of 1986, as amended, that require shareholder approval of certain equity plan and share issuances. Our board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit).

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless our net assets are equal to, or in excess of, the aggregate of our called-up share capital plus undistributable reserves and the distribution does not reduce our net assets below such aggregate. Undistributable reserves include: (i) our undenominated capital; (ii) the amount by which our accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed our accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital; and (iii) any other reserve we are prohibited, at law, from distributing.

The determination as to whether or not we have sufficient distributable reserves to fund a dividend must be made by reference to our “relevant accounts.” The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Irish Companies Act, which give a “true and fair view” of our unconsolidated financial position and accord with accepted accounting practice in Ireland. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland) prior to the making of a distribution.

Our Constitution authorizes our board of directors to declare dividends, out of funds lawfully available for distribution, without shareholder approval to the extent they appear justified by our profits. Our board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Our board of directors may direct that the payment be made by distribution of assets, shares or cash and no dividend issued may exceed the amount recommended by our board of directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in U.S. Dollars or any other currency.

Our board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to us in relation to our shares.

Our board of directors may also authorize us to issue shares with preferred rights to participate in dividends we declare. The holders of preferred shares may, depending on their terms, rank senior to our ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Our Constitution provides that any ordinary share that we have agreed to acquire shall be deemed to be a redeemable share, unless our board of directors elects to treat such share acquisition otherwise. Accordingly, for Irish law purposes, a repurchase of ordinary shares by us would technically be effected as a redemption of those shares as described below under “—Our Repurchases and Redemptions.” If our Constitution did not contain such provision, our repurchases would be subject to many of the same rules that apply to purchases of our ordinary shares by subsidiaries described below under “—Purchases by Our Subsidiaries” including the shareholder approval requirements described below and the requirement that any open-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, references elsewhere in this registration statement to repurchasing or buying back our ordinary shares refer to our or one of our subsidiaries’ redemption of ordinary shares, in each case in accordance with our Constitution and Irish law as described below.

Our Repurchases and Redemptions

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. Please see also the “—Dividends” section above. We may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of our total issued share capital. All redeemable shares must also be fully-paid. Redeemable shares may, upon redemption, be canceled or held in treasury. Based on the provision of our Constitution described above, shareholder approval will not be required to redeem our shares.

We may also be given an additional general authority to purchase our own shares on-market which would take effect on the same terms and be subject to the same conditions as applicable to purchases by our subsidiaries as described below.

Our board of directors may also issue preferred shares that may be redeemed at our option or the option of the preferred shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure – Authorized and Issued Share Capital” above for additional information on preferred shares.

Under Irish law, repurchased and redeemed shares may be canceled or held as treasury shares. The nominal value of treasury shares held by us at any time must not exceed 10% of the nominal value of our issued share capital. We may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by us or re-issued subject to certain conditions.

Purchases by Our Subsidiaries

Under Irish law, a subsidiary may purchase our shares either on-market (an overseas market purchase) or off-market. For one of our subsidiaries to make on-market purchases of our ordinary shares, our shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of our ordinary shares is required. For an off-market purchase by one of our subsidiaries, the proposed purchase contract must be authorized by special resolution of the shareholders before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by shareholders at our registered office.

In order for one of our subsidiaries to make an overseas market purchase of our shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Global Market, on which our ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law.

The number of shares held by our subsidiaries at any time will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of our issued share capital. While a subsidiary holds our shares, it cannot exercise any voting rights in respect of those shares. The acquisition of our shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under our Constitution, our board of directors may resolve to capitalize any amount standing to the credit of our reserves (including, but not limited to, the share premium account, capital redemption reserve, capital conversion reserve and profit and loss account), whether or not available for distribution, for any purpose, including, but not limited to, for the purposes of effecting any exchange of any rights and applying any such sum arising from such capitalization to pay up any shares of the company and allot them, credited as fully paid, to any holders of such rights.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Our Constitution provides that we will have a first and paramount lien on every share that is not a fully paid up share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, our board of directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the constitution of an Irish company limited by shares such as ours and will only be applicable to our shares that have not been fully paid up.

Consolidation and Division; Subdivision

Under our Constitution, we may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares or subdivide our shares into smaller amounts than is fixed by our Constitution.

Reduction of Share Capital

We may, by ordinary resolution, reduce our authorized share capital in any way provided that such resolution does not reduce the authorized share capital to an amount less than the issued share capital at such time. We also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel our issued share capital in any way we think expedient.

Annual General Meetings of Shareholders

We are required to hold annual general meetings at intervals of no more than 15 months, provided that an annual general meeting is held in each calendar year and no more than nine months after our fiscal year-end. Any annual general meeting may be held outside Ireland, provided that we make all necessary arrangements to ensure that shareholders can participate in such meeting by technological means without leaving Ireland.

Notice of each annual general meeting must be given to all our shareholders and to our auditors. Our Constitution provides for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are: (i) the consideration of our statutory financial statements and the report of our board of directors and the report of the statutory auditors on those statements and that report; (ii) the review by the shareholders of the company’s affairs; (iii) the authorization of our board of directors to approve the remuneration of the statutory auditors; and (iv) the election and/or re-election of members of our board of directors in accordance with our Constitution. If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of our shareholders may be convened by: (i) our board of directors; (ii) at the request of shareholders holding not less than 10% of our paid-up share capital carrying voting rights; or (iii) at the request of our auditors in certain circumstances in accordance with the Irish Companies Act. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting, only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to our shareholders and to our auditors. Under Irish law and our Constitution, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened on the requisition of our shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of this required notice, our board of directors has 21 days to convene a meeting of our shareholders to vote on the matters set out in the required notice. This meeting must be held within two months of the receipt of the requisition notice. If our board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of our receipt of the requisition notice.

If our board of directors becomes aware that our net assets are not greater than half of the amount of our called-up share capital, our board of directors must convene an extraordinary general meeting of our shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

Our Constitution provides that no business shall be transacted at any general meeting unless a quorum is present. Two or more shareholders present in person or by proxy holding not less than a majority of our issued and outstanding shares entitled to vote at the meeting in question constitute a quorum for such meeting.

Voting

Our Constitution provides that all resolutions to be voted on at a general meeting of shareholders shall be decided on a poll. Our board of directors or the chairperson of our board of directors may determine the manner in which the poll is to be taken and the manner in which the votes of such poll are to be counted.

Pursuant to the Irish Companies Act, where a vote is decided on a poll, each shareholder present in person or by proxy is entitled to one vote for each ordinary share that she or he holds as of the record date for the meeting. Voting rights may be exercised by holders of record registered in our share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a shareholder. Where shares are beneficially owned, meaning that they are held by a bank, broker or other nominee, such bank, broker or other nominee may exercise the rights of the beneficial owners on their behalf as their proxy. All proxies must be appointed in the manner prescribed by our Constitution, which permit shareholders to notify us of their proxy appointments electronically in such manner as may be approved by our board of directors. Shareholders entitled to more than one vote in a poll do not need to cast all their votes or cast all votes in the same way.

Our Constitution provides that a poll relating to the election of the chairperson or the adjournment of a general meeting shall be taken immediately. A poll in respect of any other question shall be taken within 10 days from the date of the meeting at which the poll was demanded, as the chairperson of the meeting directs. No notice is required in respect of a poll not taken immediately.

While there is no requirement for a poll to be conducted in writing under Irish law, it is standard practice that polling papers are provided by a company. The proxy form issued with notice of the general meeting may include the option to cast a vote on a poll. If supplied at the general meeting, polling papers are completed and put in a ballot box. The board of directors may also permit electronic or telephonic voting. If voting lists are used, generally three lists labeled “For”, “Against” and “Abstain” (or “Withheld”) are presented to the meeting and each shareholder signs the relevant list, and prints their name, whether they are voting as shareholder or proxy, and the number of votes cast.

The result of the poll will be deemed to be a resolution of the meeting at which the poll was demanded.

In accordance with our Constitution, our board of directors may from time to time authorize us to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares). Treasury shares or shares of the company that are held by our subsidiaries will not be entitled to be voted at general meetings of shareholders.

Irish law requires special resolutions of the shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending our Constitution;

•	approving a change of our name;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of pre-emption rights on the issuance of new shares;

•	creating a new class of shares;

•	our re-registration from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the Constitution does not provide otherwise);

•	purchase of our own shares off-market;

•	reduction of issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that we be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Under our Constitution and the Irish Companies Act, any variation of class rights attaching to our issued shares must be approved by a special resolution of the shareholders of the affected class or with the consent in writing of the holders of three-quarters of all the votes of that class of shares.

The provisions of our Constitution relating to general meetings apply to general meetings of the holders of any class of shares except that the necessary quorum is determined by reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of shares, where there is more than one holder of that class, a quorum consists of two or more holders present in person or by proxy, representing not less than a majority of the issued shares of that class entitled to vote at the meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•

through a tender or takeover offer by a third party for all of our shares. Where the holders of 80% or more of our shares have accepted an offer for such shares, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If our shares were to be listed on Euronext Dublin or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

•

by way of a merger with a company incorporated in the European Economic Area (“EEA”) under the EU Cross-Border Mergers Directive (EU) 2017/1132 or with another Irish company under the Irish Companies Act. Such a merger must be approved by a special resolution of the shareholders. Under certain circumstances, shareholders also may be entitled to have their shares acquired for cash.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Irish law generally does not provide for “appraisal rights”. However, it does provide for dissenters’ rights in certain situations, as described below.

Under a tender or takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the Irish High Court for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the Irish High Court will be binding on all shareholders. Dissenting shareholders have the right to appear at the Irish High Court hearing and make representations in objection to the scheme.

Under the European Union (Cross-Border Conversions, Mergers and Divisions) Regulations 2023 (the “2023 Regulations”) governing the merger of an Irish company limited by shares such as we are, and a company incorporated in another EEA member state, a shareholder who voted against the special resolution approving the merger has the right to request that the company acquire its shares for cash at a price determined in accordance with the cash compensation specified in the merger terms. Where a shareholder who requested the company to acquire its shares for cash considers that the cash compensation specified in the merger terms has not been adequately set, that shareholder may apply to the Irish High Court for additional compensation. Similar rights apply in the case of a conversion or division of a company limited by shares under the 2023 Regulations.

Similar rights also apply in the case of a merger of an Irish public limited company into another company to which the provisions of the Irish Companies Act apply.

Disclosure of Interests in Shares

Under the Irish Companies Act, shareholders must notify us if, as a result of a transaction, the shareholder will become interested in 3% or more of our shares; or if as a result of a transaction a shareholder who was interested in more than 3% of our shares ceases to be so interested. Where a shareholder is interested in more than 3% of our shares, the shareholder must notify us of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of our issued share capital of (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. We must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, we may, under the Irish Companies Act, by notice in writing, require a person whom we know or have reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in our relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in our shares, to provide additional information, including the person’s own past or present interests in our shares. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, we may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Irish Companies Act, as follows:

•	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from us on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event that we are in an offer period pursuant to the Irish Takeover Rules made under the Irish Takeover Panel Act 1997 (the “Irish Takeover Rules”), accelerated disclosure provisions apply for persons holding an interest in our securities of 1% or more.

In addition, the beneficial ownership disclosures of the U.S. federal securities laws apply with respect to beneficial ownership of our shares.

Anti-Takeover Provisions

Irish Takeover Rules

A transaction in which a third party seeks to acquire 30% or more of our voting rights will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following general principles (the “General Principles”), which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all holders of securities of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of the securities of the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder must announce an offer only after ensuring that it can fulfill in full, any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•

a substantial acquisition of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires our shares may be required under the Irish Takeover Rules to make a mandatory cash offer for our remaining outstanding shares at a price not less than the highest price paid for the shares by that acquirer (or any parties acting in concert with the acquirer) during the previous twelve months. This mandatory bid requirement is triggered if an acquisition of shares would increase the aggregate holding of an acquirer (including the holdings of any parties acting in concert with the acquirer) to shares representing 30% or more of our voting rights, unless the Irish Takeover Panel otherwise consents. An acquisition of shares by a person holding (together with its concert parties) shares representing between 30% and 50% of our voting rights would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a twelve-month period. Any person (excluding any parties acting in concert with the holder) holding shares representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire our outstanding ordinary shares, the offer price must be no less than the highest price paid for our ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to twelve months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired our ordinary shares: (i) during the period of twelve months prior to the commencement of the offer period which represent more than 10% of our total ordinary shares; or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of our total ordinary shares in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of our voting rights. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of our voting rights is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of our voting rights and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Shareholder Rights Plan

Under our Constitution, our board of directors is authorized to adopt a shareholder rights plan (a “Shareholder Rights Plan”), upon such terms and conditions as our board of directors deems expedient and in the best interests of the company, subject to applicable law, including the grant of rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the company in accordance with the terms of any Shareholder Rights Plan. Our board of directors or any duly appointed committee thereof may effect an exchange of rights in accordance with such Shareholder Rights Plan.

Frustrating Action

Under the Irish Takeover Rules, our board of directors is not permitted to take any action which might frustrate an offer for our shares once our board of directors has received an approach which may lead to an offer or has reason to believe an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as: (i) the issue of shares, options or convertible securities; (ii) material acquisitions or disposals; (iii) entering into contracts other than in the ordinary course of business; or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which our board of directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

•	the action is approved by our shareholders at a general meeting; or

•	the Irish Takeover Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•	the action is taken in accordance with a contract entered into prior to the announcement of the offer; or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or our Constitution may be considered to have anti-takeover effects, including those described under the following headings: “—Capital Structure – Authorized and Issued Share Capital” (regarding issuance of preferred shares), “—Pre-emption Rights, Share Warrants and Share Options,” and “—Disclosure of Interests in Shares.”

Appointment of Directors to our Board of Directors

The Irish Companies Act provides for a minimum of two directors. Our Constitution provides that the number of directors on our board of directors will be determined by our board of directors from time to time at its discretion.

Unless a company’s constitution provides otherwise, the Irish Companies Act provides for majority voting for the election of directors, which could result in the number of directors falling below the authorized number of directors due to the failure of nominees to be elected by a majority of the votes cast. Our Constitution provides that if the number of directors is reduced below the prescribed minimum number of directors, the remaining director or directors shall appoint an additional director or additional directors to make up such prescribed minimum as soon as practicable or shall convene a general meeting of the company for the purpose of making such appointment. Our Constitution also provides that if, at any general meeting of shareholders, (i) the number of persons validly nominated to serve as directors exceeds the number of directors to be elected at such meeting, or (ii) the number of directors is reduced below the minimum number prescribed by our Constitution due to the failure of one or more director nominees to be elected or re-elected by a majority of the votes cast at such meeting, then, in each case, of the persons properly nominated to be elected as directors at such meeting, those nominees receiving the highest number of votes in favor of election or re-election will be elected or re-elected as directors, so that the number of directors in office neither exceeds the maximum board size nor is less than the minimum number, respectively, prescribed by our Constitution.

No person shall be appointed director unless nominated as follows:

•	by our board of directors or any authorized committee thereof;

•

with respect to election at a general meeting, by any shareholder who holds ordinary shares or other shares carrying the general right to vote at general meetings of the company who is a shareholder at the time of the giving of the notice and at the time of the relevant general meeting and who timely complies with the notice procedures set out in our Constitution and is present, in person or by proxy, at the relevant general meeting to present their nominee; or

•

with respect to election at an extraordinary general meeting requisitioned in accordance with section 1101 of the Irish Companies Act, by a shareholder or shareholders who hold ordinary shares or other shares carrying the general right to vote at general meetings of the company and who make such nomination in the written requisition of the extraordinary general meeting.

Directors shall be appointed as follows:

•	by our board of directors in accordance with our Constitution; or

•

so long as there is in office a sufficient number of directors to constitute a quorum of our board of directors, the directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in our board of directors or as an addition to the existing directors but so that the total number of directors shall not any time exceed the maximum number authorized by the Board.

Duration; Dissolution; Rights upon Liquidation

Our duration is unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding-up, a special resolution of shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in our Constitution or the terms of any preferred shares issued by our board of directors from time to time. The holders of preferred shares in particular may have the right to priority in our dissolution or winding up. If our Constitution contains no specific provisions in respect of a dissolution or winding up then, subject to the priorities of any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. Our Constitution provides that our ordinary shareholders are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Pursuant to our Constitution, the directors have the power to permit any class of shares to be held in uncertified form and no shareholder is entitled to be issued a share certificate.

No Sinking Fund

Our ordinary shares have no sinking fund provisions.

Transfer and Registration of Shares

Our transfer agent maintains our share register, which is determinative of ownership of our ordinary shares. Our shareholders who hold shares beneficially are not the holders of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for Depository Trust Company) or other nominee is the holder of record of those shares. Accordingly, a transfer of ordinary shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in our official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on our official share register any transfer of ordinary shares: (i) from a person who holds such shares directly to any other person; (ii) from a person who holds such shares beneficially to a person who holds such shares directly; or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on our official Irish share register. However, a shareholder who directly holds ordinary shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of our ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. Our Constitution allows us, in our absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty, which is the legal obligation of a buyer. In the event of any such payment, we are (on our behalf or on behalf of our affiliates) entitled to: (i) seek reimbursement from the buyer or seller (at our discretion); (ii) set-off the amount of the stamp duty against future dividends payable to the buyer or seller (at our discretion); and (iii) claim a lien against the ordinary shares on which we have paid stamp duty.

Our Constitution delegates to our secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of our ordinary shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with the transfer and that we will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from us for this purpose) or request that we execute an instrument of transfer on behalf of the transferring party in a form determined by us. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to our transfer agent, the buyer will be registered as the legal owner of the relevant shares on our official Irish share register (subject to the matters described below).

Our board of directors may suspend registration of transfers from time to time, with such suspensions not to exceed 30 days in aggregate each year.

Exclusive Forum Provision

Our Constitution provides that the Irish courts have exclusive jurisdiction to determine any and all derivative actions in which a holder of our ordinary shares asserts a claim in the name of the company, actions asserting a claim of breach of a fiduciary duty of any of the company’s directors and actions asserting a claim arising pursuant to any provision of Irish law or our Constitution. Under Irish law, the proper claimant for wrongs committed against a company, including by the company’s directors, is considered to be the company itself. Irish law permits shareholders to initiate lawsuits on behalf of a company only in limited circumstances and requires court permission to do so, meaning there is limited ability for any shareholder to bring a claim directly to the Irish courts and the requirement for court permission may discourage shareholders from bringing a claim.

Our Constitution however also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the U.S. shall be the sole and exclusive forum for resolving any dispute asserting a cause of action arising under the Securities Act, and/or the Exchange Act, or the respective rules and regulations promulgated thereunder. However, there is some uncertainty as to whether a court would enforce such a provision and, in any event, our shareholders will not be deemed to have waived our compliance with U.S. federal securities laws and the rules and regulations thereunder. Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for U.S. federal and U.S. state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. These provisions may limit or increase the difficulty of shareholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with the company or our directors and officers under the Securities Act and Exchange Act, or may result in increased costs to bring a claim.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.

In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the rights;

•	the number of equity securities that may be purchased upon exercise of each right;

•	the exercise price of the rights;

•	whether the rights are transferable;

•	the period during which the rights may be exercised and when they will expire;

•	the steps required to exercise the rights;

•	the price, if any, for the subscription rights;

•	the number of subscription rights issued;

•	the terms of the equity securities;

•	the extent to which the subscription rights are transferable;

•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;

•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;

•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not exercise their subscription rights and purchase their full entitlements;

•

whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable material United States federal income tax considerations.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares, preferred shares or debt securities. We may offer warrants separately or together with one or more additional warrants, ordinary shares, preferred shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of any preferred shares with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred shares or ordinary shares will be separately transferable;

•	the number of ordinary shares or preferred shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, ordinary shares, preferred shares or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, subscription right, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, subscription rights, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, subscription rights, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, subscription rights agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, subscription rights agreement, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, subscription right agreement, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, subscription rights agreement, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to subscription rights, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, rights agent, warrant agent, unit agent or other agent of ours, or any agent of any trustee, rights agent, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, rights agent, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters of U.S. federal law and New York State law will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP. Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered and certain legal matters with respect to Irish law will be passed upon by Arthur Cox LLP.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company requiring additional financing to fund future operations as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

MURAL ONCOLOGY PLC

$300,000,000

Debt Securities

Ordinary Shares

Preferred Shares

Subscription Rights

Warrants

Units

PROSPECTUS

, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are estimates (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.

SEC registration fee	$45,930
FINRA filing fee	$45,500
Printing and engraving	(1)
Accounting services	(1)
Legal fees of registrant’s counsel	(1)
Transfer agent’s, trustee’s and depositary’s fees and expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete Irish Companies Act and our Constitution.

The Irish Companies Act 2014 permits a company to pay the costs or discharge the liability of a director or a secretary only where favorable judgment is given in any civil or criminal action in respect of the liability, or where an Irish court grants relief because the director or secretary acted honestly and reasonably and ought fairly to be excused. This restriction does not apply to executives who are not directors or a secretary of such company. Any provision which seeks to indemnify a director or secretary of an Irish company over and above this shall be void under Irish law, whether contained in such company’s articles of association or any contract between the director or secretary and such company.

A company may not exempt its directors from liability for negligence or a breach of duty under Irish law. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, as stated above, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result. Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action that the shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of his or her duties to the company.

Pursuant to our Constitution, we will indemnify our current and former executives, any person who is serving or has served at our request as a director, executive or trustee of another company, joint venture, trust or other enterprise, and our directors and secretaries to the fullest extent permitted by law against liabilities that are incurred by such executives, trustees, directors and secretaries while executing the duties of their respective offices. However, under our Constitution, such executives, trustees, directors and secretaries will not be entitled to indemnification by us if they are adjudged to be liable for fraud or dishonesty in the performance of their duties to the Company. Further, our directors may, on a case-by-case basis, decide at their discretion that it is in our best interests to indemnify an individual director from any liability arising from his or her position as a director. However, this discretion must be exercised in our bona fide best interests as a whole.

Our directors, secretaries, and certain of our current and former executives, and certain directors and officers of certain of our subsidiaries, including Mural Oncology, Inc., are entitled to be indemnified pursuant to indemnification agreements with us and/or Mural Oncology, Inc. Under the terms of these indemnification agreements, we and/or Mural Oncology, Inc., as applicable, indemnify(ies) each relevant director, secretary, or officer to the maximum extent permitted by law for expenses actually and reasonably incurred by the director, secretary, or officer in relation to claims brought against such director, secretary, or officer that arise from actions taken while acting as a director, secretary, or officer of the Company and/or its subsidiaries, except to the extent that such indemnification is prohibited by applicable law or would be duplicative of amounts otherwise actually provided to such director, secretary, or officer in relation to such claims. We and/or Mural Oncology, Inc. will, to the maximum extent permitted by law, advance the expenses of such director, secretary, or officer in connection with his or her defense. Each director, secretary, or officer undertakes, to the fullest extent required by law, to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us and/or Mural Oncology, Inc., as applicable.

We have also obtained directors’ and officers’ liability insurance which insures our executives and directors against certain liabilities that such persons may incur in their capacities as our officers and/or directors.

Item 16. Exhibits.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

2.1	Separation Agreement, dated as of November 13, 2023, by and between Alkermes plc and the Registrant (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41837) filed with the SEC on November 15, 2023)

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41837) filed with the SEC on November 15, 2023)

4.2	Form of Senior Indenture

4.3	Form of Subordinated Indenture

4.4	Form of Senior Note

4.5	Form of Subordinated Note

4.6*	Form of Warrant Agreement

4.7*	Form of Subscription Rights Agreement

4.8*	Form of Unit Agreement

5.1	Opinion of Arthur Cox LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant

23.2	Consent of Arthur Cox LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture

107	Filing Fee Table

*	To be filed by amendment or by a Current Report on Form 8-K.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act:

(i)

the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

(ii)

each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(d)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, Commonwealth of Massachusetts, on the 13th day of November, 2024.

MURAL ONCOLOGY PLC

By:	/s/ Caroline Loew
Name: Caroline Loew, Ph.D.
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Mural Oncology plc hereby severally constitute and appoint Caroline Loew, Adam Cutler and Maiken Keson-Brookes, and each of them singly, our true and lawful attorneys-in-fact with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Mural Oncology plc to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Caroline Loew Caroline Loew, Ph.D.	Director and Chief Executive Officer (Principal Executive Officer)	November 13, 2024

/s/ Adam Cutler Adam Cutler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 13, 2024

/s/ Scott Jackson Scott Jackson, MBA	Chairman of the Board of Directors	November 13, 2024

/s/ Francis Cuss Francis Cuss, M.B., B.Chir., FRCP	Director	November 13, 2024

/s/ George Golumbeski George Golumbeski, Ph.D.	Director	November 13, 2024

/s/ Benjamin Hickey Benjamin Hickey, MBA	Director	November 13, 2024

/s/ Sachiyo Minegishi Sachiyo Minegishi, MBA	Director	November 13, 2024